UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2023

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 West Sam Houston Parkway S., Suite 1100 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2023, TIW Canada ULC (“Purchaser”), an unlimited liability company governed by the Laws of Alberta and wholly-owned subsidiary of Dril-Quip, Inc. (“Dril-Quip”), acquired all of the issued and outstanding shares in the capital of 1185641 B.C. Ltd. (d/b/a Great North Wellhead and Frac), a corporation governed by the laws of the province of British Columbia (the “Company”), pursuant to a definitive agreement (the “Share Purchase Agreement”), dated as of July 31, 2023, among each of the shareholders of the Company (collectively, “Sellers”), Industrial Growth Partners V AIV L.P., in its capacity as agent to Sellers thereunder, Purchaser and, solely in its capacity as guarantor for the obligations of Purchaser thereunder, Dril-Quip for a cash purchase price of $105 million CAD. The purchase price is subject to customary purchase price adjustments and includes potential earnout payments of up to $30 million CAD to be paid over the course of 2024 and 2025 if the Company and its subsidiaries meet specific revenue growth targets.

The parties have made customary representations and warranties to each other. The Share Purchase Agreement also contains customary covenants.

* * *

The foregoing summary of the Share Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Investors are cautioned that the representations, warranties and covenants included in the Share Purchase Agreement were made by Dril-Quip, Purchaser and Sellers to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Share Purchase Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in disclosure schedules that Sellers delivered to Purchaser in connection with the execution of the Share Purchase Agreement, which disclosures are not necessarily reflected in the Share Purchase Agreement. In addition, the representations and warranties may have been included in the Share Purchase Agreement for the purpose of allocating risk between Purchaser and Sellers, rather than to establish matters as facts.

The Share Purchase Agreement is described in this Current Report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction, not to provide any other factual information regarding Dril-Quip, Purchaser, Sellers, the Company or their respective businesses. Investors are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations and warranties in the Share Purchase Agreement as characterizations of the actual state of facts about Dril-Quip, Purchaser, Sellers, the Company or any other person referenced therein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2023, Dril-Quip, Inc. (“Dril-Quip”) reported second quarter 2023 earnings. For additional information regarding Dril-Quip’s second quarter 2023 earnings, please refer to Dril-Quip’s press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 31, 2023, Dril-Quip posted the second quarter 2023 Supplemental Earnings Information presentation (the “Presentation”) to its website at www.dril-quip.com. The Presentation is attached hereto as Exhibit 99.2.

The information in the Press Release and the Presentation is being furnished, not filed, pursuant to Items 2.02 and 7.01. Accordingly, the information in the Press Release and the Presentation will not be incorporated by reference into any registration statement filed by Dril-Quip under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished pursuant to Items 1.01, 2.02 and 7.01 of this Form 8-K:

Exhibit No.	Description

2.1	Share Purchase Agreement, dated July 31, 2023, among the Sellers listed on Exhibit A thereto, Industrial Growth Partners V AIV L.P., TIW Canada ULC and Dril-Quip, Inc.

99.1	Press Release issued July 31, 2023.

99.2	Second Quarter 2023 Supplemental Earnings Information Presentation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Kyle F. McClure
Kyle F. McClure
Vice President and Chief Financial Officer

Date: July 31, 2023